Exhibit 10.1
FIRST AMENDMENT TO
MATADOR RESOURCES COMPANY
2019 LONG-TERM INCENTIVE PLAN

    WHEREAS, Matador Resources Company, a Texas corporation (the “Company”) maintains the Matador Resources Company 2019 Long-Term Incentive Plan (the “Plan”); and

WHEREAS, pursuant to Section 9 of the Plan, the Board may, subject to the approval of the Company’s shareholders, amend the Plan, among other things, to increase the number of shares of Common Stock available for Awards under the Plan.

NOW, THEREFORE, pursuant to its authority under Section 9 of the Plan, the Board hereby amends the Plan as follows, effective as of April 21, 2022 (the “Amendment Effective Date”), subject to the approval of the Company’s shareholders:

    1.    Section 5.1 of the Plan is hereby amended and restated in its entirety to read as follows:

(a)    Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is 6,950,000 shares, of which 100% may be delivered pursuant to Incentive Stock Options, plus the number of shares of Common Stock remaining available for issuance under the Prior Plan on the Effective Date, plus the number of shares of Common Stock subject to any award outstanding under the Prior Plan as of the Effective Date that after the Effective Date is not issued because such award is forfeited, terminates, expires or otherwise lapses without being exercised (to the extent applicable), or is settled in cash. Subject to adjustment pursuant to Articles 11 and 12, the maximum number of shares of Common Stock with respect to which Stock Options or SARs may be granted to an Executive Officer during any calendar year is 500,000 shares of Common Stock. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

    2.    This First Amendment to the Plan shall be governed by the laws of the State of Texas without regard to its conflict of laws principles.

3.    All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Plan. Except as expressly amended hereby, the Plan shall remain in full force and effect in accordance with its terms.

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    IN WITNESS WHEREOF, the undersigned has executed this First Amendment to Matador Resources Company 2019 Long-Term Incentive Plan as of the Amendment Effective Date.

MATADOR RESOURCES COMPANY

By: /s/ Craig N. Adams
Name: Craig N. Adams
Title: EVP & COO